As filed with the Securities and Exchange Commission on February 26, 2007

Registration No. 333-58566

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Trustreet Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	75-2687420
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o FF-TSY Holding Company, Inc.

8377 East Hartford Drive, Suite 200

Scottsdale, AZ 85255

(480) 585-4500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Greg R. Nielsen

Secretary and Vice President

FF-TSY Holding Company, Inc.

8377 East Hartford Drive, Suite 200

Scottsdale, AZ 85255

(480) 585-4500

(Name, address and telephone number, including area code, of agent for service)

Copy to:

J. Warren Gorrell, Jr., Esq.

David P. Slotkin, Esq.

Hogan & Hartson LLP

555 13th Street, NW

Washington, D.C. 20004

(202) 637-5600

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (Registration No. 333-58566) (this “Registration Statement”) of Trustreet Properties, Inc. (the “Company”).

On February 26, 2007, pursuant to the terms of an Agreement and Plan of Merger, dated as of October 30, 2006, as amended, by and among the Company, CNL APF Partners, LP (“Operating Partnership”), General Electric Capital Corporation (“Parent”), FF-TSY Holding Company, Inc., TSY-FF Acquisition Company, Inc. (“Merger Sub”) and Franchise-TSY Acquisition, LLC (“Partnership Merger Sub”), the Company merged with and into Merger Sub, with Merger Sub continuing as the surviving corporation (the “Merger”), and Partnership Merger Sub merged with and into the Operating Partnership, with the Operating Partnership continuing as the surviving partnership. Merger Sub and Partnership Merger Sub are indirectly wholly-owned by Parent.

In connection with the Merger, the Company hereby removes from registration all of its securities registered pursuant to this Registration Statement that remain unissued.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, TSY-FF Acquisition Company, Inc. has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, D.C. on February 26, 2007.

TSY-FF Acquisition Company, Inc. (as surviving corporation of its merger with Trustreet Properties, Inc.)

/s/ Greg R. Nielsen
Name:	Greg R. Nielsen
Title:	Secretary and Vice President